Exhibit 5.1

Texas	Bracewell & Giuliani LLP
New York	711 Louisiana Street
Washington, DC	Suite 2300
Connecticut	Houston, Texas
Dubai	77002-2770
Kazakhstan
London	713.223.2300 Office
713.221.1212 Fax
bgllp.com

February 10, 2012

Chesapeake Midstream Partners, L.P.

900 NW 63rd Street

Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

We have acted as special counsel to Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership, CHKM Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), and the additional registrants named therein on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to offers to exchange (the “Exchange Offers”) (i) an aggregate principal amount of up to $350,000,000 of the Issuers’ 5.875% Senior Notes due 2021 (the “New 2021 Notes”), which will have been registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 5.875% Senior Notes due 2021 (the “Original 2021 Notes”), and (ii) an aggregate principal amount of up to $750,000,000 of the Issuers’ 6.125% Senior Notes due 2022 (the “New 2022 Notes” and together with the New 2021 Notes, the “Exchange Notes”), which will have been registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 6.125% Senior Notes due 2022 (the “Original 2022 Notes” and together with the Original 2021 Notes, the “Original Notes”).

The Original 2021 Notes were, and the New 2021 Notes will be, issued under an Indenture, dated as of April 19, 2011 (the “2021 Indenture”), among the Partnership, Finance Corp., the subsidiary guarantors named therein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The Original 2022 Notes were, and the New 2022 Notes will be, issued under an Indenture, dated as of January 11, 2012 (the “2022 Indenture” and together with the 2021 Indenture, the “Indentures”), among the Partnership, Finance Corp., the Guarantors and the Trustee. The Exchange Notes will be unconditionally and irrevocably guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the Indentures.

In connection with the opinion set forth below, we have examined (i) the Registration Statement; (ii) the Indentures; (iii) a specimen of the New 2021 Notes; and (iv) a specimen of the New 2022 Notes. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. We have relied as to certain matters on information obtained from public officials, officers of the general partner of the Partnership and other sources believed by us to be responsible. In the course of the foregoing investigations and examinations, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies; and (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us. We have also assumed that (i) the Indentures have been duly authorized, executed and delivered by the

Chesapeake Midstream Partners, L.P.

February 10, 2012

Trustee; (ii) the Exchange Notes will conform to the specimens thereof examined by us; and (iii) the Trustee’s certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee’s authorized officers.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we advise you that, in our opinion, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Partnership in accordance with the terms of the Exchange Offers as set forth in the Registration Statement; and (iv) the Exchange Notes have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offers in accordance with the terms of the Indentures and the Exchange Offers as set forth in the Registration Statement, the Exchange Notes issued in exchange for Original Notes in accordance with the terms of the Exchange Offers as set forth in the Registration Statement will constitute valid and binding obligations of the Issuers and the Guarantees thereof will constitute valid and binding obligations of the Guarantors.

The foregoing opinion is based on and is limited to the Delaware Revised Uniform Limited Partnership Act, the General Corporation Law of the State of Delaware, the relevant contract law of the State of New York and the relevant federal law of the United States of America, and we express no opinion with respect to the law of any other jurisdiction. The references to the Delaware Revised Uniform Limited Partnership Act and the General Corporation Law of the State of Delaware in the preceding sentence include the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect. With respect to all matters of Oklahoma law, we have relied upon the opinion, dated February 10, 2012, of Commercial Law Group, P.C. filed as an exhibit to the Registration Statement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Commercial Law Group, P.C.

In addition to the limitations and qualifications set forth above, the enforceability of the obligations of the Issuers under the Exchange Notes and the Indentures and of the Guarantors under the Guarantees and the Indentures are subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Issuers and the Guarantors to perform covenants. We express no opinion as to the validity, binding effect or enforceability of any provisions of the Indentures, the Exchange Notes or the Guarantees that requires or relates to the payment of additional interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the enforceability of provisions in the Exchange Notes or the Indentures with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indentures may be limited by applicable law or public policy.

In connection with the foregoing opinion, we have also assumed that at the time of the issuance and delivery of the Exchange Notes there will not have occurred any change in law affecting the validity, binding character or enforceability of the Exchange Notes or the Guarantees and that the issuance and delivery of the Exchange Notes and the Guarantees, all of the terms of the Exchange Notes and the Guarantees and the performance by the

Chesapeake Midstream Partners, L.P.

February 10, 2012

Issuers and the Guarantors of their respective obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over either Issuer or any Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon either Issuer or any Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the New Notes” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP